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                 [WILLIAM M. COBB & ASSOCIATES, INC. LETTERHEAD]


                                                                   Exhibit 23(f)



                    CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


We hereby consent to (i) the use in the Prospectus constituting a part of the Registration Statement on Form S-1, as amended, filed by American Exploration Company ("American") under the Securities Act of 1933 (Registration No. 333-13017), of information contained in our reserve report dated October 4, 1996, relating to the oil and gas reserves and revenue, as of June 30, 1996, of certain properties owned by American, which reserve report is attached thereto on Appendix A, and (ii) all references to such report and/or to this firm under the heading "Prospectus Summary -- Summary Reserve Data", "Business -- Reserves" and "Experts" in such Prospectus, and further consent to our being named as an expert therein.


                                         WILLIAM M. COBB & ASSOCIATES, INC.


                                         By:       FRANK J. MAREK
                                            -------------------------------
                                                   Frank J. Marek, P.E.
                                                      Vice President


Dallas, Texas
October 10, 1996